Exhibit 99.1

Tempest Reports Third Quarter 2025 Financial Results and

Provides Business Update

Brisbane, CA, November 5, 2025 – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage biotechnology company with a pipeline of first-in-class1 targeted and immune-mediated therapeutics to fight cancer, today reported financial results for the quarter ended September 30, 2025 and provided a corporate update.

“We are continuing our strategic alternatives process with the goal of maximizing value for stockholders,” said Stephen Brady, president and chief executive officer of Tempest. “In addition, we look forward to the start of the TPST-1495 Phase 2 in collaboration with the NCI and the Cancer Prevention Clinical Trials Network and remain confident in the potential of amezalpat to transform the treatment of first-line HCC and bring meaningful benefit to patients and their families.”

Financial Results

Third Quarter 2025

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Tempest ended the quarter with $7.5 million in cash and cash equivalents, compared to $30.3 million on December 31, 2024. The decrease was primarily due to cash used in operating activities, offset by $4.1 million in net proceeds from the June 2025 registered direct offering, as well as $2.8 million in net proceeds from the company’s at-the-market offering program.
•
Net loss and net loss per share for the quarter were $3.5 million and $0.79, respectively, compared to $10.6 million and $5.32, respectively, for the same period in 2024.
•
Research and development expenses for the quarter were $0.6 million, compared to $7.6 million for the same period in 2024. The $7.0 million decrease was primarily due to a decrease in costs incurred as a result of re-prioritizing efforts towards exploring strategic alternatives.

1 If approved by the U.S. Food and Drug Administration (FDA).

•
General and administrative expenses for the quarter were $3.0 million, compared to $3.0 million for the same period in 2024, and were primarily related to consulting and professional services.

Year-to-Date

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Cash used in operating activities for the nine months ended September 30, 2025 was $23.2 million.
•
Net loss and net loss per share for the nine months ended September 30, 2025 were $22.2 million and $5.71, respectively, compared to $28.0 million and $15.48, respectively, for the same period in 2024.
•
Research and development expenses for the nine months ended September 30, 2025 were $12.1 million, compared to $17.7 million for the same period in 2024. The $5.6 million decrease was primarily due to a decrease in costs incurred as a result of re-prioritizing efforts towards exploring strategic alternatives.
•
General and administrative expenses for the nine months ended September 30, 2025 were $10.4 million, compared to $10.4 million for the same period in 2024, and were primarily related to employee compensation costs, inclusive of one-time separation costs for employees terminated during the nine months ended September 30, 2025, as well as consulting and professional services.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company advancing a diverse portfolio of small molecule product candidates containing tumor-targeted and/or immune-mediated mechanisms with the potential to treat a wide range of tumors. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements contained in this press release include but are not limited to statements relating to Tempest Therapeutics’ evaluation of strategic alternatives available to the company to maximize value for stockholders and patients and anticipated therapeutic benefit and regulatory development of Tempest Therapeutic’ product candidates. Any forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to volatility and uncertainty in the capital markets for biotechnology companies; Tempest Therapeutics’ ability to continue to operate as a going concern; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$7,514	$30,268
Prepaid expenses and other current assets	590	1,206
Total current assets	8,104	31,474

Property and equipment, net	681	886
Operating lease right-of-use assets	7,825	8,643
Other noncurrent assets	519	485

Total assets	$17,129	$41,488

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$922	$2,450
Accrued expenses	1,353	2,726
Current loan payable, net	-	6,354
Current operating lease liabilities	1,147	869
Accrued compensation	103	1,762
Interest payable	-	59
Total current liabilities	3,525	14,220

Operating lease liabilities	7,258	8,142
Total liabilities	10,783	22,362

Stockholders' equity
Common stock(1)	4	3
Additional paid-in capital(1)	235,689	226,229
Accumulated deficit	(229,347)	(207,106)
Total stockholders' equity	6,346	19,126
Total liabilities and stockholders' equity	$17,129	$41,488

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Expenses:
Research and development	$570	$7,557	$12,067	$17,734
General and administrative	3,027	2,994	10,431	10,374

Operating loss	(3,597)	(10,551)	(22,498)	(28,108)

Other income (expense), net:
Interest expense	-	(329)	(207)	(1,069)
Interest and other income, net	86	324	464	1,147

Net loss	$(3,511)	$(10,556)	$(22,241)	$(28,030)
Net loss per share(1)	$(0.79)	$(5.32)	$(5.71)	$(15.48)

(1) Results have been adjusted to reflect the one-for-thirteen reverse stock split effected in April 2025.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com

[i] If approved by the FDA